Exhibit 16.2

January 21, 2009

Securities and Exchange Commission
Washington, DC 20549

Re: United PanAm Financial Corp.
Commission File No: 000-24051

Commissioners:

We have read United PanAm Financial Corp.’s statements included under Item 4.01 of its Form 8-K filed on January 21, 2009, and we agree with such statements concerning our firm.

/s/ Grobstein Horwath & Company LLP